UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 18, 2009

Aon Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7933	36-3051915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Street, Chicago, Illinois (Address of Principal Executive Offices)	60601 (Zip Code)

Registrant’s telephone number, including area code: (312) 381-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On November 18, 2009, Aon Corporation (the “Company”) was informed by Ted. T. Devine, one of the Company’s named executive officers, that Mr. Devine will resign his employment with the Company effective November 18, 2010.  Mr. Devine will resign his position as an officer of the Company and any of its affiliates, as well as his position as a member of the Company’s management executive committee, effective November 18, 2009.

On November 20, 2009, the Company issued a press release related to this event, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

(e)

In connection with Mr. Devine’s transition, the Company entered into a Transition Agreement (the “Transition Agreement”) with Mr. Devine on November 18, 2009 (the “Effective Date”).  As noted above, the terms of the Transition Agreement provide that Mr. Devine will resign: (i) his employment with the Company effective November 18, 2010; and (ii) his position as an officer of the Company and any of its affiliates, as well as his position as a member of the Company’s management executive committee, effective November 18, 2009.

The Transition Agreement also provides that during the period beginning November 18, 2009 and continuing through November 18, 2010 (the “Continuation Period”), Mr. Devine may be employed by and provide services to not-for-profit entities, and may also establish a not-for-profit entity intended for the promotion of sports; provided, however that such activities may not significantly interfere with the performance of Mr. Devine’s duties under the Transition Agreement.  However, the Transition Agreement prohibits Mr. Devine from being employed by any other entity or person on a for-profit basis during the Continuation Period without the Company’s prior written consent.  In addition the Transition Agreement contains certain confidentiality provisions and restrictive covenants that impose additional restrictions on Mr. Devine, including non-competition provisions that apply during the Continuation Period and for a period of:  (i) two years thereafter with respect to the Business (as defined in the Transition Agreement) of insurance brokerage and re-insurance brokerage; and (ii) one year thereafter with respect to the Business of insurance underwriting.  The Transition Agreement also contains non-solicitation provisions that apply during the Continuation Period and for a period of two years thereafter.

In addition, the Transition Agreement provides that Mr. Devine will continue during the Continuation Period to:  (i) receive his base salary at a rate equal to $950,000; (ii) remain eligible to participate in the welfare benefit plans of the Company on the same terms offered generally to Company executives; and (iii) remain a participant in the qualified and non-qualified retirement plans of the Company in which he participates as of the Effective Date.  Provided that in 2011 Mr. Devine devotes 20 hours per or more per week to the not-for-profit entity established by him as contemplated by the immediately preceding paragraph, the Company will pay Mr. Devine $750,000 in quarterly installments, with the first installment payable on March 31, 2011 and the last installment due on December 31, 2011.  Under the terms of the Transition Agreement, Mr. Devine will forfeit any bonus or other incentive compensation for which he otherwise may be eligible for services during 2009.

The Transition Agreement contains provisions that provide for: (i) continued vesting during the Continuation Period for certain restricted shares, restricted share units, performance share units and options previously granted to Mr. Devine by the Company during the course of his employment; and (ii) the forfeiture and cancellation as of the Effective Date of all other restricted shares, restricted share units, performance share units and stock options previously granted to Mr. Devine by the Company during the course of his employment that will not vest by November 18, 2010.

In accordance with the terms of the Transition Agreement, the Company will also provide Mr. Devine with: (i) office space through December 31, 2010 in a location determined by the Company; and (ii) secretarial assistance through December 31, 2010.  The Company will also recommend to the Aon Foundation that it contribute $200,000 to a not-for-profit entity intended for the promotion of sports established by Mr. Devine.  In addition, if Mr. Devine elects, and remains eligible for, continuation coverage under COBRA after November 18, 2010, the Company will reimburse Mr. Devine for the difference between the premium rate Mr. Devine is required to pay under COBRA and the rate Mr. Devine would pay for similar coverage as an active employee of the Company through December 31, 2011.

The payments and benefits to Mr. Devine under the Transition Agreement are subject to his executing and not revoking a release of claims.  The Company has agreed to maintain a directors and officers liability insurance policy covering Mr. Devine to the extent it provides such coverage to its other executive officers or directors.

If Mr. Devine’s employment under the Transition Agreement is terminated due to: (i) his death, his beneficiaries shall be entitled to receive the compensation and benefits he would be provided under the Transition Agreement, excluding welfare benefits; (ii) his illness, injury or other disability, or the Company’s termination of his employment, other than for cause (as defined in the Transition Agreement), he shall be entitled to the compensation and benefits provided to him under the Transition Agreement to the extent not yet then provided; or (iii) the Company’s reasonably determining that he has breached and not cured his breach of the Transition Agreement within the time period specified in the Transition Agreement, all of the Company’s obligations under the Transition Agreement immediately terminate. If Mr. Devine’s employment is terminated for cause (as defined in the Transition Agreement), the Company shall be relieved of certain obligations under the Transition Agreement, including: (i) to provide base salary during the Continuation Period; (ii) to continue welfare plan and retirement plan benefits during the Continuation Period; and (iii) to provide the additional consideration, including without limitation, the office space, secretarial assistance and the recommendation to the Aon Foundation regarding the $200,000 contribution, contemplated by Section 8 of the Transition Agreement. In addition, if Mr. Devine is terminated for cause, he will not be entitled to continue to vest in any of the equity awards identified as eligible for continued vesting in the Transition Agreement.

In connection with the Transition Agreement, the Company and Mr. Devine entered into a Pledge Agreement (the “Pledge Agreement”) dated as of November 23, 2009, pursuant to which Mr. Devine pledged and granted a first priority security interest to the Company in certain shares of stock subsequently acquired by Mr. Devine pursuant to the vesting of specifically identified equity awards.  The security interest will become automatically effective upon the vesting of the applicable underlying equity awards.  The purpose of the Pledge Agreement is to secure the full and timely performance of Mr. Devine’s obligations to the Company under the Transition Agreement.

The foregoing summaries contained in this Section 5.02 are qualified in their entirety by reference to each of the Transition Agreement and the Pledge Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)—(c)    Not applicable.

(d)            Exhibits:

Exhibit Number	Description of Exhibit
10.1	Transition Agreement effective as of November 18, 2009, between Aon Corporation and Ted T. Devine.

10.2	Pledge Agreement made and entered into as of November 23, 2009 between Aon Corporation and Ted T. Devine.

99.1	Press Release issued by the Company on November 20, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aon CORPORATION

	By:	/s/ Richard E. Barry
Richard E. Barry
Vice President and Deputy General Counsel

Date: November 23, 2009

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Transition Agreement effective as of November 18, 2009, between Aon Corporation and Ted T. Devine.

10.2	Pledge Agreement made and entered into as of November 23, 2009 between Aon Corporation and Ted T. Devine.

99.1	Press Release issued by the Company on November 20, 2009.